Exhibit 15






November 8, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275,
     33-54283,  33-54348,  33-54735,  33-54737,  33-55847,  33-58255,  33-61107,
     33-62227, 33-64605, 33-64607, 333-02735,  333-20725,  333-27993, 333-28181,
     333-31466,   333-37396,   333-37536,   333-37542,   333-38580,   333-38586,
     333-40258,   333-40260,   333-46295,   333-47443,   333-47445,   333-47733,
     333-49545,   333-49547,   333-52399,   333-56660,   333-57596,   333-57598,
     333-58695,   333-58697,   333-58701,   333-61882,   333-61886,   333-65703,
     333-70447,   333-71380,   333-72476,   333-72478,   333-74313,   333-85138,
     333-86127,  333-87619,  333-87990,  333-100910,   333-101293,   333-104063,
     333-104064, 333-105674, 333-110105, 333-113584, 333-113608, 333-115339, and
     333-115340 on Form S-8 and Nos. 333-67209 and 333-75214 on Form S-3.

Commissioners:

We are aware that our report dated November 8, 2004 on our reviews of interim financial information of Ford Motor Company (the "Company") as of September 30, 2004 and for the three and nine-month periods ended September 30, 2004 and 2003 included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP